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                                                                Exhibit 10.21

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                               MARKETING AGREEMENT

         This Marketing Agreement ("Agreement") is entered into this October 28, 1999, and is made effective as of October 15, 1999 (the "EFFECTIVE DATE") by and between RealNames Corporation ("REALNAMES") and Furniture.com, Inc. ("FURNITURE").

         1. SPONSORSHIP. RealNames will be a sponsor of Furniture's Web properties for two years at an aggregate cost of [**] payable in equal quarterly installments of [**]. Payment shall be made to Furniture within 30 days of the end of each calendar quarter. In consideration of such payments, Furniture agrees to include "Internet Keyword: Furniture" or other words mutually acceptable to both parties and appropriate to Furniture's web properties covered by this agreement (the "CONTENT") in Furniture's advertising and marketing activities, including, but not limited to, television, radio, print, direct mail, software presence, college marketing, and online. Furniture agrees to include the Content in all such advertising and marketing activities where reasonably appropriate; provided that the aggregate value of the advertising carrying the Content ("Qualifying Advertising") shall be no less than [**] per calendar quarter.

         2. SPECIFICATIONS.

            (a) TELEVISION. In television advertisements that are Qualifying Advertising, Furniture shall include the Content as either superimposed text or voice-over. If included as superimposed text, such text shall be at least eight point in size and shall be included for a minimum amount of air time so as to permit a viewer to read the Content. If the Content consists of voice-over, it shall be included for a minimum amount of air time so as to permit a listener to hear the Content. The Content shall have a consistent placement in all television advertisements.

            (b) RADIO. In any radio advertisements which are Qualifying Advertising, Furniture shall include the Content for a minimum amount of air time so as to permit a listener to hear the Content.

            (c) OTHER MEDIA. Furniture shall also include the Content in any print, direct mail, software presence, college marketing and online marketing activities that are Qualifying Advertising. The Content shall have a consistent placement in all such marketing materials, and shall not be confined to body copy in an advertisement.

            (d) SPECIAL PROMOTIONS. The parties will promote use of the Internet Keyword "Furniture" through various promotional activities, which may include, but are not limited to: additional software download promotions, sweepstakes, and promotions to encourage trial of Furniture's Internet Keywords. The parties will negotiate the terms of the promotions as they arise.

         3. DISPUTES. In the event of a dispute, the parties agree to negotiate in good faith towards resolution thereof, with the general goal of including and promoting the Content and the appropriate Internet Keywords in all Qualifying Advertising undertaken by Furniture.


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         4. TERM AND TERMINATION. This Agreement will commence on the Effective
Date and continue for an initial term that will expire on October 15, 2001 unless earlier terminated as set forth herein.

         This Agreement may be terminated immediately for cause by either Party on written notice to the other Party in the event that the other Party: (a) ceases to function as a going concern or to conduct its operations in the normal course of business; or (b) is in material default of its obligations under this Agreement and fails to cure such default within thirty (30) days after written notice thereof.

         5. GENERAL. As between the parties, except for the payments to made to Furniture pursuant to Section 1 hereof, Furniture shall be solely responsible for all costs incurred in procuring and producing the advertisements and marketing materials hereunder. Each party may disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement will be treated as confidential information; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction. The relationship of RealNames and Furniture established by this Agreement is that of independent contractors. This Agreement will be governed by and construed under the laws of the Commonwealth of Massachusetts without reference to conflict of law principles. This Agreement, together with all exhibits and attachments hereto, set forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. RealNames may not assign this Agreement, or assign or delegate any right or obligation hereunder, without the prior written consent of Furniture, except in the case of a sale or other transfer of substantially all of RealNames's assets or equity, whether by sale of assets or stock or by merger or other reorganization, provided that the assignee has agreed in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing sentence, this Agreement shall be binding on each Party's respective successors and assigns.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

REALNAMES CORPORATION

By:   /s/Barbara J. Gore
      -------------------------------------
Title:   Senior Vice President of Marketing
         ----------------------------------

FURNITURE.COM, INC.

By: /s/ Gerald Brown
       -----------------------------------------
Title: Vice President, Business Development
       -----------------------------------------

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